Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

HEMACOR INC.

FIRST. The name of the Corporation is:

Hemacor Inc.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000 shares, consisting of (i) 100,000 shares of Common Stock, $.10 par value per share (“Common Stock”), and (ii) 10,000 shares of Preferred Stock, $.10 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the preferred stock of any series.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.	PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

FIFTH. The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS
Victor H. Woolley	Hemacor Inc.
33 Locke Drive
Marlborough, MA 01752

SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1. Election of directors need not be by written ballot.

2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH.

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests. of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section l, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section l or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as much, whether or not the Corporation would have the power to indemnify such expense, liability or loss under the General Corporation Law of Delaware.

12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

15. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

EXECUTED at Marlborough, Massachusetts, on December 30, 1993.

/s/ Victor H. Woolly
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HEMACOR INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

HEMACOR INC. (the “Corporation”), organized and existing under and by virtue of the General Corporations Law of the State of Delaware, does hereby certify:

The Board of Directors of the Corporation, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, at a meeting duly called and held, duly adopted the following resolution setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable (the “Amendment”). The sole stockholder of the Corporation, by written action in lieu of a meeting, duly approved the Amendment, in accordance with the General Corporation law of the state of Delaware.

The resolutions setting forth the Amendment are as follows:

RESOLVED:	That Article FIRST of the Certificate of Incorporation of the Corporation be and hereby is amended to read as follows:

“FIRST. The name of the Corporation is HemaSure Inc.”

FURTHER
RESOLVED:	That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is amended to read as follows.

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 13,000,000 shares, consisting of (i) 12,000,000 shares of Common Stock, $ .01 par value per share (“Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and the Certificate of Amendment to be signed by its President and attested by its Secretary this 31st day of January, 1994.

/s/ Eugene J. Turlo
Eugene J. Turlo
President

ATTEST:

/s/ Victor H. Wooley
Victor H. Woolley
Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

HEMASURE INC.

Pursuant to Section 242 of the

Corporation Law of the State of Delaware

Hemasure Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation, pursuant to a written action in lieu of a meeting, as filed with the minutes of the Board, duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and proposing and declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first paragraph of Article FOURTH of the Certificate of Incorporation be amended to read in its entirety as follows:
FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is 21,000,000 consisting of (i) 20,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

SECOND: That the foregoing Amendment to the Corporation’s Certificate of Incorporation was adopted by the holders of a majority of the outstanding shares of Common Stock at the Corporation’s Annual Meeting of Stockholders held on May 16, 1996 pursuant to notice duly given.

IN WITNESS WHEREOF, HemaSure Inc. has caused this Certificate to be signed by Steven H. Rouhandeh, its Executive Vice President, this 16th day of May, 1996.

HEMASURE INC.

By:	/s/ Steven H. Rouhandeh
Steven H. Rouhandeh
Executive Vice President

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

HEMASURE INC.

Pursuant to Section 242 of the

Corporation Law of the State of Delaware

HemaSure Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY.

FIRST: That the Board of Directors of said Corporation, pursuant to a written action in lieu of a meeting, as filed with the minutes of the Board, duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and proposing and declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first paragraph of Article FOURTH of the Certificate of Incorporation be amended to read in its entirety as follows:
FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is 36,000,000 consisting of (i) 35,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

SECOND: That the foregoing Amendment to the Corporation’s Certificate of Incorporation was adopted by the holders of a majority of the outstanding shares of Common Stock at the Corporation’s Annual Meeting of Stockholders held on June 10, 1999 pursuant to notice duly given.

IN WITNESS WHEREOF, HemaSure Inc. has caused this Certificate to be signed by James B. Murphy, its Senior Vice President, this 24th day of September, 1999.

HEMASURE, INC.

By:	/s/ James B. Murphy
Name:	James B. Murphy
Title:	Senior Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HEMASURE INC.

HemaSure Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

l. The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware (the “Delaware Corporate Law”) and has been consented to by a majority of the stockholders of the Corporation at a special meeting of stockholders duly noticed and held accordance with all applicable provisions of the Delaware Corporate Law.

2. Article FIRST of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“The name of the Corporation is HMSR Inc.”

IN WITNESS WHEREOF, the Board of Directors of HemaSure Inc. has authorized and caused this Certificate of Amendment to be executed by John F. McGuire, its President and Chief Executive Officer, and attested by James B. Murphy, its Chief Financial Officer and Secretary, as of this 21st day of May, 2001.

/s/ John F. McGuire
John F. McGuire
President

Attest:

/s/ James B. Murphy
James B. Murphy

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HMSR INC.

Pursuant to Section 242

of the General Corporation Law of

the State of Delaware

HMSR Inc. (hereinafter called the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That the Board of Directors of said Corporation (the “Board”), pursuant to a written action in lieu of a meeting, as filed with the minutes of the Board, duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and proposing and declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

RESOLVED:	Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The name of the Corporation is Point Therapeutics, Inc.”

RESOLVED:	Upon the effectiveness hereof, the following paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be amended by inserting the succeeding paragraph immediately following the first paragraph of Article Fourth:

“Upon this Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of the Corporation’s Common Stock, par value $0.01 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one-tenth (1/10) of a share of Common Stock, par value $0.01 per share, of the Corporation (the “New Common Stock”). Any stock certificate that immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one-tenth (1/10).”

SECOND: That the effective date and time of this Certificate of Amendment of Certificate of Incorporation shall be March 15, 2002 at 4:30 p.m.

IN WITNESS WHEREOF, HMSR Inc. has caused this Certificate to be signed by John F. McGuire, III, its President, this 15th day of March, 2002.

HMSR INC.

By:	/s/ John F. McGuire, III
Name:	John F. McGuire, III
Title:	President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

POINT THERAPEUTICS, INC.

Pursuant to Section 242

of the General Corporation Law of

the State of Delaware

Point Therapeutics, Inc, (hereinafter called the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That the Board of Directors of said Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and proposing and declaring said amendment to be advisable. The resolutions setting forth the amendment are as follows:

RESOLVED:	That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 76,000,000 shares, consisting of (i) 75,000,000 shares of common stock, par value $.01 per share (“common stock”), and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly culled and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Point Therapeutics, Inc. has caused this Certificate to be signed by its duly authorized officer, this 20th day of September, 2004.

POINT THERAPEUTICS, INC.

By:	/s/ Michael P. Duffy
Michael P. Duffy
Senior Vice President
General Counsel and Secretary